Exhibit 10.2
EXECUTION COPY
PURCHASE AGREEMENT
FREDDIE MAC STRIPPED INTEREST CERTIFICATES, SERIES 256
July 30, 2008
Cerberus International, Ltd.
First Commercial Centre
Second Floor, Suite No. 2, East Mall Drive
PO Box F-44656
Freeport, GBI, Bahamas
     Ladies and Gentlemen:
     GMAC Mortgage, LLC (the “Company”) proposes to sell to Cerberus International, Ltd., as purchaser (the “Purchaser”) the original notional principal balance of certain Freddie Mac Stripped Interest Certificates, Series 256 (the “SCs”), listed on Schedule I attached hereto, and having the characteristics set forth in the Offering Documents. The SCs will be issued by Freddie Mac (the “Issuer”) pursuant to the Pass-Through Certificates Master Trust Agreement, dated as of December 31, 2007 (the “Master Trust Agreement”), as supplemented by the Terms Supplement, dated as of July 15, 2008 (the “Terms Supplement”, and together with the Master Trust Agreement, the “Trust Agreement”) and will represent ownership interests in excess servicing fees attributable to certain first lien, single-family, fixed rate conventional mortgage loans currently serviced by the Company on behalf of the Issuer and recharacterized as excess yield pursuant to the Master Agreement #MA08021951, dated as of March 18, 2008 (which includes a provision titled “Release of Excess Yield to Seller”), together with a supplementary Term Sheet with respect to the excess yield relating to the SCs (together, the “Master Agreement”). The SCs will be sold to the Company by the Issuer pursuant to an agreement to purchase excess yield between the Issuer and the Company, dated as of July 25, 2008 (the “Agreement to Purchase Excess Yield”). This Purchase Agreement (the “Agreement”), the related Agreement to Purchase Excess Yield Agreement and the related Master Agreement are sometimes referred to herein collectively as the “Transaction Documents.” The SCs will be issued in the minimum denominations and will have the terms set forth in the offering circular dated December 31, 2007 (the “Offering Circular”) and the related offering circular supplement dated July 15, 2008 (the “Offering Circular Supplement”).
     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Glossary in Exhibit D hereto.
     This is to confirm the arrangements with respect to the purchase of the SCs (as defined herein) by you.
     1. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the original notional principal balance of the SCs to be purchased by the Purchaser. The Company and the Purchaser intend that the conveyance of

Purchase Agreement — Freddie Mac Series 256

company’s right, title and interest in the SCs herein contemplated shall constitute, and be construed as, a sale of the SCs and not a grant of a security interest to secure a loan. The purchase prices of the SCs shall be the prices set forth in the applicable pricing letter (the “Pricing Letter”), the form of which is Exhibit B hereto.
     2. Delivery and Payment. Delivery of and payment for the notional principal balance of the SCs to be purchased in the offering shall be no later than 2:30 P.M. New York City time on the applicable closing date (such date and time of delivery of and payment for such SCs being hereinafter referred to as the applicable “Closing Date”). Delivery of the SCs shall be made in book-entry form, against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds.
     3. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, you that:
     (i) As of the Closing Date, the Covered Documents do not contain an untrue statement of fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the Purchaser Information contained in or omitted from the Covered Documents, or as to any information as to which no person is liable hereunder as specified in the proviso to Section 7(a).
     (ii) The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has the requisite power to own its properties and to conduct its business as presently conducted by it.
     (iii) This Agreement has been duly authorized, executed and delivered by the Company.
     (iv) As of the Closing Date, the SCs will conform in all material respects to the description thereof contained in the Covered Documents.
     (v) The execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not violate the Company’s Certificate of Formation or Limited Liability Company Agreement or constitute a material default (or an event which, with notice or lapse of time, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets;
     (vi) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and to

Purchase Agreement — Freddie Mac Series 256

public policy as it relates to indemnification and contribution under applicable securities laws;
     (vii) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;
     (viii) No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or performing its obligations under this Agreement;
     (ix) The Company will comply in all material respects in the performance of this Agreement; and
     (x) No information, certificate of an officer, statement furnished in writing or report delivered to the Purchaser, any Affiliate of the Purchaser will, to the knowledge of the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.
      (b) The Purchaser represents and warrants to, and agrees with, the Company that:
     (i) This Agreement has been duly authorized, executed and delivered by the Purchaser.
     (ii) The Purchaser understands and agrees that (a) the SCs are exempted securities under Section 3(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).
     (iii) The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the SCs, such that it is capable of evaluating the merits and risks of investment in the SCs, and (b) is able to bear the economic risks of such an investment.
     (iv) As of the Closing Date, (A) the Purchaser represents and warrants that it has been furnished with, and has had an opportunity to review, (1) a copy of the Covered Documents, and (2) all other documents, financial data and information regarding the SCs, the Mortgage Loans represented thereby and the Company that the Purchaser has requested from the Company and (B) the Purchaser has had any questions arising from such review answered by the Company to the satisfaction of the Purchaser.
     (v) The Purchaser will not sell, offer, pledge or otherwise transfer any of the SCs, except in compliance with the provisions of this Agreement. SCs are not

Purchase Agreement — Freddie Mac Series 256

exempt from registration under “blue sky” or state securities laws (except where the SCs will have been qualified for offering and sale at the Purchasers’ direction under such “blue sky” or state securities laws).
     (vi) None of the Purchaser’s assets currently constitute, or in the future will constitute, “plan assets” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.
     (vii) The Purchaser Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that the Purchaser makes no representation that the related Offering Circular Supplement (exclusive of the Purchaser Information) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     (viii) Each of it and its agents has complied and will comply with all applicable laws and regulations in each country or jurisdiction where it may purchase, offer, sell or deliver the SCs or distribute the Offering Documents and it has not offered, sold or delivered and will not offer, sell or deliver, any SCs and has not distributed or published and will not distribute or publish any offering material (including the Offering Documents) in or from any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations and that will not impose any obligations on the Issuer or the Company that the Issuer or the Company shall not have agreed to specifically in writing.
     (ix) If the Purchaser satisfies the distribution requirements with respect to the SCs offered or sold in the United States by delivering an electronic version of the Offering Documents, such electronic delivery will be accomplished in a manner consistent with (i) all applicable rules and interpretive guidance of the U.S. Securities and Exchange Commission as if the SCs were registered under the Act, and (ii) applicable law, regulation and government policy of any applicable jurisdiction. The electronic version of the Offering Documents must be obtained from the Company or reproduced in a manner that is designed to produce, and does produce, an accurate reproduction. The Company, however, has no obligation to provide an electronic version of the Offering Documents. If the Purchaser uses a version of the Offering Documents not provided by the Company, the Purchaser agrees to ensure, and to assume all responsibility for ensuring, that the reproduction is an accurate reproduction of the original Offering Documents. The Purchaser will terminate or cause to be terminated immediately the electronic delivery of the Offering Documents upon the Company’s request, in the Company’s sole discretion.
     (x) Commencing July 25, 2008, if its agents disseminate through any medium, including the Purchaser’s website, any statistical or other information relating to the mortgage loans related to the SCs (the “Mortgage Loans”) or the SCs, other than

Purchase Agreement — Freddie Mac Series 256

information expressly contained in the Offering Documents, such information shall be accompanied by the following legend:
     “The information with respect to the [Mortgage Loans] [SCs] set forth [herein] [below] has not been collected, summarized or provided by Freddie Mac. Freddie Mac has made no independent verification of such information, does not warrant its truth, accuracy or completeness and assumes no obligation or liability with respect thereto.”
     Anything in the immediately preceding paragraph to the contrary notwithstanding, the requirements set forth above shall be deemed to be satisfied as to the Purchaser if, commencing July 25, 2008, when such Purchaser disseminates through any medium any statistical or other information relating to the Mortgage Loans or the SCs, other than information expressly contained in the Offering Documents, such information is accompanied by the following legend:
     “The information is provided solely by [such Purchaser], not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness.”
     (xi) It shall not disseminate, through any medium including its website, any such statistical or other information which is based on the notional principal balances of any SCs (or the scheduled balances of any Mortgage Loans) reflected in any SC Trust Factors (as that term is defined in the Offering Documents) until after Freddie Mac has published such SC Trust Factors or otherwise made them available.
     (xii) The Company did not participate in the preparation of the Purchaser Information.
     (c) Notwithstanding anything to the contrary contained in this Agreement, the Company is not making any representation, warranty or covenant regarding the marketability of the SCs. The Purchaser specifically acknowledges that any resale of the SCs is the Purchaser’s sole responsibility and the Company shall not have any obligation, express or implied, to assist the Purchaser in the marketing or sale of the SCs, except as set forth in Section 5 hereof.
     4. Offering by Purchaser. It is understood that the Purchaser will only offer the SCs, if it offers the SCs at all, for sale to a limited number of institutional investors and the Purchaser will not offer, sell or otherwise distribute the SCs in any state in which the SCs are not exempt from registration under “blue sky” or state securities laws (except where the SCs will have been qualified for offering and sale at the Purchasers’ direction under such “blue sky” or state securities laws).
     5. Agreements. The Company agrees with the Purchaser that:
     (a) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incidental to the performance of the obligations of the Company under this Agreement, and for expenses incurred in distributing the

Purchase Agreement — Freddie Mac Series 256

Covered Documents (including any amendments and supplements thereto) to the Purchaser. Except as herein provided, the Purchaser shall be responsible for paying all costs and expenses incurred by the Purchaser, including the fees and disbursements of counsel for the Purchaser in connection with the purchase and sale of the SCs.
     (b) The Company has delivered to the Purchaser a copy of the Covered Documents. The Company may amend or supplement the Covered Documents at any time, but is under no obligation to do so. Upon delivery of any amendment or supplement to the Covered Documents to the Purchaser by the Company, the Purchaser will discontinue use of the previous version of the Covered Documents, will return all unused copies of such previous version to the Company and will deliver copies of such Covered Documents as so amended or supplemented to all recipients of such previous version of the Covered Documents.
     6. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the SCs shall be subject to the following conditions with respect to such SCs:
     (a) The Purchaser shall have received a copy of the Covered Documents.
     (b) Since July 1, 2008 there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company.
     (c) The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Executive Vice President, a Vice President or an Assistant Secretary of the Company to the effect that the signer of such certificate has carefully examined this Agreement and that, to the best of his or her knowledge after reasonable investigation: (A) the representations and warranties of the Company in this Agreement are true and correct in all material respects and (B) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (d) The Purchaser shall have received the opinion of Mayer Brown LLP, special counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-1 and the opinion of Hu A. Benton, associate general counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-2.
     (e) Deloitte & Touche LLP shall have furnished to the Company a letter or letters addressed to the Company and dated as of or prior to the date of first use of the applicable Covered Documents in the form and reflecting the performance of the procedures previously agreed to by the Issuer.
     The Company will furnish you with conformed copies of the above opinions, certificates and documents as you reasonably request.
     7. Indemnification and Contribution. Notwithstanding Section 4 hereof, In the event that the Purchaser sells the SCs within six months after the Closing Date and, in connection with such resale, uses a copy of the Covered Documents as originally provided, as amended or supplemented by the Company pursuant to Section 5(b) (it being understood and

Purchase Agreement — Freddie Mac Series 256

agreed that the Company is not obligated to provide any updated information with regard to the matters discussed in the Covered Documents):
     (a) The Company agrees to indemnify and hold harmless you and each person who controls you within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), from and against any and all losses, claims, damages and liabilities incurred directly in connection with resales where the Purchaser complied with the representations, warranties and agreements in Section 3(b) (ii), (iii), (v), (vi), (viii), (ix), (x) and (xi) herein (provided that the Purchaser shall not be deemed to have violated any such representation, warranty or agreement as a result of an untrue statement or alleged untrue statement of a material fact or the omission or the alleged omission of a material fact in the Covered Documents) caused by any untrue statement or alleged untrue statement of a material fact contained in the Covered Documents as of the Closing Date or caused by any omission or alleged omission to state therein as of the Closing Date a material fact necessary to make the statements therein, in light of the circumstances under which they are made on the Closing Date, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Purchaser Information; and provided, however, that such indemnity with respect to the Covered Documents shall not inure to the benefit of the Purchaser (or any person controlling the Purchaser) to the extent that such loss, claim, damage or liability of the Purchaser results from the fact that the Purchaser sold SCs to a person to whom there was not sent or given at or prior to the settlement date of the sale of such SCs a copy of the final Covered Documents (as amended or supplemented through such date in any case where the Company has previously furnished the Purchaser with copies thereof on or prior to the close of business on the Business Day preceding such settlement date), in any case where the untrue statement or omission of a material fact which caused such loss, claim, damage or liability was contained in such Covered Documents and was corrected in the Covered Documents (as amended or supplemented), and provided, further, that neither the Company nor you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the information contained in the Covered Documents.
     (b) The Purchaser agrees to indemnify and hold harmless the Company, their respective directors or officers and any person controlling the Company to the same extent as the indemnity set forth in Section 7(a) above from the Company to you for breach of any representation or warranty of the Purchaser made in Section 3(b).
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the

Purchase Agreement — Freddie Mac Series 256

indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). Subject to the third preceding sentence, the indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnifying party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the SCs but also the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(d); which

Purchase Agreement — Freddie Mac Series 256

expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, or the officers of any of the Company and the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or on behalf of the Purchaser or any person controlling the Purchaser or by or on behalf of the Company and their respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the SCs.
     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at Cerberus International, Ltd. c/o Premier Fund Services Limited, First Commercial Centre, Second Floor, Suite No. 2, East Mall Drive, P.O. Box F-44656, Freeport, GBI, Bahamas, and Partridge Hill Overseas Management, LLC c/o Cerberus Capital Management, L.P., 299 Park Avenue, 22nd Floor, New York, New York 10171, Attention: Michael Hisler, with a copy (which shall not constitute notice) to Lowenstein Sandler PC 1251 Avenue of the Americas, New York, New York, 10020, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at GMAC Mortgage, LLC 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034, Attention: Thomas Neary, Executive Vice President.
     10. Nonassignability. The rights and obligations under this Agreement may not be assigned without the prior written consent of the parties hereto.
     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and (subject to Section 10 hereof) assigns, and no other person will have any right or obligation hereunder.
     12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.
[SIGNATURES FOLLOW]

Purchase Agreement — Freddie Mac Series 256

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Purchaser.

Very truly yours,

GMAC MORTGAGE, LLC
By:	/s/ Thomas Neary
	Name:	Thomas Neary
	Title:	Executive Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CERBERUS INTERNATIONAL, LTD.

By:	Partridge Hill Overseas Management, LLC, its investment manager

	By:	/s/ Jeffrey L. Lomasky
Jeffrey L. Lomasky
Senior Managing Director

Purchase Agreement — Freddie Mac Series 256

S-1

SCHEDULE I

Original Notional
CUSIP	Principal Balance
3128HU3T6	$45,381,006.67
3128HU3U3	$62,198,035.33
3128HU3V1	$58,751,225.33
3128HU3W9	$38,790,319.33
3128HU3Y5	$45,946,848.67
3128HU3Z2	$64,601,840.00
3128HU4A6	$43,456,892.67
3128HU4B4	$22,887,814.00
3128HUZ79	$1,730,897.33
3128HU2D2	$1,572,260.00
3128HU2L4	$1,653,174.00
3128HU2T7	$935,580.00
3128HU2Y6	$942,400.67
3128HU3E9	$2,281,090.00
3128HU3L3	$1,445,996.67
3128HU3S8	$1,531,280.00

Totals	$394,106,660.67

Purchase Agreement

Schedule I-1

EXHIBIT A-1
FORM OF OPINION OF MAYER BROWN LLP

A-1-1

July 30, 2008	Mayer Brown LLP
1675 Broadway
New York, New York 10019-5820

Cerberus International, Ltd.	Main Tel (212) 506-2500
First Commercial Centre	Main Fax (212) 262-1910
Second Floor, Suite No. 2, East Mall Drive	www.mayerbrown.com
PO Box F-44656
Freeport, GBI, Bahamas

Re:	Freddie Mac Stripped Interest Certificates, Series 256
Ladies and Gentlemen:
     We have acted as special counsel to GMAC Mortgage, LLC (the “Seller”) in connection with the sale of the original notional principal balance of certain Freddie Mac Stripped Interest Certificates, Series 256 (the “Purchaser SCs”) to Cerberus International, Ltd. (the “Purchaser”) pursuant to the Purchase Agreement, dated July 30, 2008 (the “Purchase Agreement”).
     The Purchaser SCs are being issued in connection with the transactions contemplated by Purchase Agreement and this letter is delivered pursuant to the Purchase Agreement. Capitalized terms not defined herein have the meanings assigned to them in the Purchase Agreement.
     In arriving at the opinions expressed below, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as in our judgment were necessary or appropriate, including an executed copy of the Purchase Agreement.
     As to facts relevant to the opinions expressed herein, we have relied upon certificates of public officials or certificates or opinions of officers or other representatives of the Seller. We have also relied upon the representations and warranties set forth in, or made pursuant to, the Purchase Agreement. In addition, we have made such investigations of such matters of law as we have deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of the document submitted to us as an original and the conformity with the original document of all documents submitted to us as copies.
     On the basis of, and subject to, the foregoing, and subject to the limitations, assumptions, qualifications and exceptions set forth herein, it is our opinion that:

Purchase Agreement

A-1-2

1. The Purchase Agreement constitutes a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.
2. The execution and delivery by the Seller of the Purchase Agreement and the consummation by the Seller of the transactions therein contemplated do not result in the violation of any provisions of the Applicable Laws. As used in this opinion, the term “Applicable Laws” means those state laws of the State of New York that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Purchase Agreement; provided that the term “Applicable Laws” shall not include state securities or blue sky laws or any rules or regulations thereunder and any antifraud or similar laws.
     The foregoing opinions and other statements are subject to the following limitations, qualifications and exceptions:
     A. Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the laws of the State of New York as in effect on the date hereof. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. We expressly disclaim any responsibility to advise you or any other person of any development or circumstance or any kind including any change of law or fact that may occur after the date of this opinion letter, even in such development, circumstance or change may affect the legal analysis, conclusion or any matter set forth in or relating to this opinion letter.
     B. Our opinion set forth in paragraph 1 above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. In addition, we advise you that rights to indemnification may be limited by applicable law or public policy.
     C. With respect to the Purchase Agreement being executed or to be executed by any party, except with respect to the Seller, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party has been duly organized and is existing under the laws of its jurisdiction of organization and (ii) such party has full rights, power and authority to execute, deliver and perform its obligations under the Purchase Agreement to which it is a party and such Purchase Agreement has been duly authorized, executed and delivered by and, is a valid, binding and enforceable agreement or obligation, as the case may be, of, such party.
     This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be quoted or relied upon by, nor may copies be delivered to,

Purchase Agreement

A-1-3

any other person, nor may this letter be relied upon by you for any other purpose, without our prior written consent.
Very truly yours,
MAYER BROWN LLP
TS/AY

Purchase Agreement

A-1-4

EXHIBIT A-2
FORM OF OPINION OF IN-HOUSE COUNSEL

Purchase Agreement

A-2-1

July 30, 2008
Cerberus International, Ltd.
First Commercial Centre
Second Floor, Suite No. 2, East Mall Drive
PO Box F-44656
Freeport, GBI, Bahamas
Re: Freddie Mac Stripped Interest Certificates,
      Series 256
Ladies and Gentlemen:
I am internal counsel employed by Residential Funding Company, LLC, and have acted as counsel to GMAC Mortgage, LLC, a Delaware limited liability company and successor by merger to GMAC Mortgage Corporation, a Pennsylvania corporation (the “Company”), and have advised the Company with respect to certain matters in connection with the Purchase Agreement, dated as of July 30, 2008 (the “Purchase Agreement”).
     I have examined, or caused to be examined, originals, or a copy certified to my satisfaction, of the Purchase Agreement and such other documents, certificates and instruments which I have deemed necessary or appropriate in connection with this opinion. As to matters of fact, I have examined and relied without independent verification upon representations, warranties and covenants of parties to the above documents contained therein and, where I have deemed appropriate, representations or certifications of officers of parties to the Purchase Agreement or public officials. In rendering this opinion letter, I have assumed with your permission and without independent verification, (i) the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of such copies, (ii) with respect to parties other than the Company, the due authorization, execution and delivery of such documents, and the necessary entity power with respect thereto, and with respect to all parties, the enforceability of such documents and (iii) that there is not and will not be any other oral or written agreement, usage of trade, or course of dealing among the parties that modifies or supplements the agreements expressed in the Purchase Agreement.

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     Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Purchase Agreement.
     Based upon the foregoing, but subject to the assumptions, exceptions, qualifications and limitations herein expressed, I am of the opinion that:
1. The Company has been duly formed, is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware;
2. The Company has the power and authority to execute and deliver the Purchase Agreement and to perform its obligations under the Purchase Agreement;
3. The Purchase Agreement has been duly authorized, executed and delivered by the Company;
4. There are no actions, proceedings or investigations pending or, to my knowledge, threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely determined, would have a material and adverse effect on the Company’s ability to perform its obligations under the Purchase Agreement;
5. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the execution and delivery by the Company of the Purchase Agreement or the consummation by the Company of the transactions contemplated in the Purchase Agreement, except such as have been obtained or made; and
6. The Company is not in violation of any of its limited liability company organizational documents, and neither the execution or delivery of or performance by the Company under the Purchase Agreement, nor the consummation by the Company of any other of the transactions contemplated therein, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, any of the limited liability company organizational documents of the Company, or any indenture or other agreement or instrument to which the Company is a party or by which the Company is bound, or any state or federal statute or regulation applicable to the Company or any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.
The opinions set forth above are subject to the following qualifications:
(a)	I am admitted to practice in the State of Texas and the District of Columbia, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Texas and the District of Columbia and the Federal laws of the United States of America. However, insofar as the opinions expressed in paragraphs 1 and 2 above relate to matters that are governed by the laws of the State of Delaware, I am generally familiar with the laws of the State of Delaware as they relate to the organization and governance of limited liability companies, and I do not feel it necessary to consult with Delaware counsel. I do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed above.
(b)	The opinions expressed above do not address any of the following legal issues: (i) Federal securities laws and regulations administered by the Securities and Exchange

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Commission, state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, (ii) pension and employee benefit laws and regulations (e.g., ERISA), (iii) Federal and state antitrust and unfair competition laws and regulations, (iv) Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), (v) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing, (vi) Federal and state tax laws and regulations, (vii) Federal and state racketeering laws and regulations (e.g., RICO), (viii) Federal and state labor laws and regulations, (ix) Federal and state bank regulatory laws, (x) Federal and state laws, regulations and policies concerning (1) national and local emergency, (2) possible judicial deference to acts of sovereign states, and (3) criminal and civil forfeiture laws, and (xi) other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).
(c)	In rendering the opinions above, I have only considered the applicability of statutes, rules, and regulations that a lawyer in the State of Texas and the District of Columbia exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, to the transaction contemplated by the Purchase Agreement, or both.
     The opinions set forth herein are intended solely for the benefit of the addressee hereof in connection with the transactions contemplated herein and shall not be relied upon by any other person or for any other purpose without my prior written consent.
     Except for reproductions for inclusion in transcripts of the documentation relating to the transactions contemplated herein, this opinion may not be copied or otherwise reproduced or quoted from, in whole or in part, without my prior written consent.
     This opinion is limited to the specific issues addressed and is limited in all respects to laws and facts existing on the date of this opinion.

Very truly yours,

By:
Name:	Hu. A. Benton
Title:	Associate Counsel

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EXHIBIT B
GMAC Mortgage, LLC
Freddie Mac Stripped Interest Certificates, Series [      ]
[           ], 200[   ]
GMAC Mortgage, LLC
1100 Virginia Drive
Ft. Washington, Pennsylvania 19034
     Re: Freddie Mac Stripped Interest Certificates, Series [ ]
     Ladies and Gentlemen:
          Pursuant to Section 4 of the Purchase Agreement, dated July [ ], 2008, among GMAC Mortgage, LLC and ___ (the “Purchaser”) relating to the Certificates referenced above, the undersigned does hereby certify that:
Section 1. The SCs: The SCs hereunder are as follows:
(a) Classes: The Classes of SCs that constitute “SCs” are listed below:

Class	Allocations	Proceeds
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16

Totals
The Purchaser agrees, subject to the terms and provisions herein and of the captioned Purchase Agreement, to purchase Classes of the SCs listed above at the prices set forth in the settlement statement attached hereto as Exhibit A.

Purchase Agreement — Freddie Mac Series 256

B-1

(b) The SCs shall have such other characteristics as described in the related Covered Documents,
(c) The “Closing Date” is July [ ], 2008,
Sincerely,
[PURCHASER]

By:

Name:
Title:

Purchase Agreement — Freddie Mac Series 256

B-2

EXHIBIT C
EXCLUDED INFORMATION
(ATTACHED HERETO)

Purchase Agreement — Freddie Mac Series 256

     Modeling Assumptions
     To prepare the yield table below, we have employed the following assumptions (the “Modeling Assumptions”), among others:
•	As of July 1, 2008, each Mortgage represented in the related Mortgage Group has an Excess Yield Rate, interest rate, remaining term to maturity and loan age equal to the weighted average Excess Yield Rate, interest rate, remaining term to maturity and loan age for that Mortgage Group shown in the table on page S-7.

•	The Class Coupons for the WAC/IO SCs remain constant at their initial Class Coupons.

•	Payments on the Classes are always received on the 15th of the month, whether or not a Business Day.

•	Each Class is outstanding from the Closing Date to retirement and no exchanges occur.

•	The Classes are purchased at the prices listed in the table, plus accrued interest from the first day of the month of the Closing Date.
     When reading the table and the related text, you should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages will not have the characteristics assumed, the Class Coupons for the WAC/IO SC Classes will vary over time and many Payment Dates will occur on a Business Day after the 15th of the month.
Yield Table
     The following table shows, at various percentages of CPR, pre-tax yields to maturity (corporate bond equivalent) of each Class. We have prepared this table using the Modeling Assumptions and the assumed prices shown in the table, plus accrued interest from July 1, 2008. Actual sales may not occur at the assumed prices.
     The Mortgages will have characteristics that are more diverse than those assumed, and Mortgage prepayment rates will differ from the constant rates shown. These differences will affect the actual payment behavior and yields of the Classes. In the case of the WAC/IO Classes, disproportionately fast prepayments on the related Mortgages with relatively higher Excess Yield Rates would increase the likelihood of a reduced or negative yield.
     See Prepayment, Yield and Suitability Considerations — Tabular Information in Supplements in the Offering Circular for a description of yield calculations and the CPR prepayment model.

Pre-Tax Yields of All Classes

Class	Assumed Price	5.0% CPR	10.0% CPR	15.0% CPR	20.0% CPR	25.0% CPR
1	22.25%	15.4%	9.7%	3.9%	(2.2)%	(8.4)%
2	22.25	15.3	9.6	3.7	(2.3)	(8.5)
3	22.25	15.0	9.3	3.5	(2.5)	(8.7)
4	22.25	15.3	9.6	3.7	(2.3)	(8.5)
5	22.25	15.2	9.5	3.7	(2.3)	(8.6)
6	22.25	15.1	9.4	3.6	(2.5)	(8.7)
7	22.00	18.3	12.6	6.7	0.5	(5.8)
8	22.00	18.1	12.4	6.5	0.4	(5.9)
9	22.00	18.0	12.3	6.3	0.2	(6.0)
10	22.00	18.2	12.5	6.6	0.5	(5.8)
11	22.00	18.1	12.4	6.5	0.4	(5.9)
12	22.00	18.1	12.3	6.4	0.3	(6.0)
13	21.75	21.3	15.5	9.5	3.3	(3.1)
14	21.75	21.2	15.4	9.4	3.2	(3.2)
15	21.75	21.2	15.4	9.4	3.2	(3.2)
16	21.75	21.2	15.4	9.4	3.2	(3.1)
17	21.75	21.2	15.4	9.4	3.2	(3.1)
18	21.75	21.2	15.4	9.4	3.2	(3.2)
19	21.75	21.2	15.4	9.4	3.2	(3.2)
20	21.50	24.3	18.4	12.3	6.1	(0.4)
21	21.50	24.3	18.4	12.3	6.1	(0.4)
22	21.50	24.3	18.4	12.4	6.1	(0.4)
23	21.50	24.3	18.4	12.4	6.1	(0.4)
24	21.50	24.3	18.4	12.3	6.1	(0.4)
25	21.50	24.3	18.4	12.3	6.1	(0.4)
26	21.50	24.3	18.4	12.3	6.1	(0.4)
27	12.00	14.7	9.1	3.3	(2.7)	(8.8)
28	12.00	14.5	8.9	3.1	(2.9)	(9.0)
29	12.00	15.5	9.8	4.0	(2.0)	(8.2)
30	12.00	14.7	9.1	3.3	(2.7)	(8.9)
31	12.00	15.3	9.6	3.8	(2.2)	(8.4)
32	12.50	18.8	13.1	7.2	1.1	(5.2)
33	12.50	18.2	12.5	6.6	0.5	(5.7)
34	12.50	18.6	12.8	6.9	0.9	(5.4)
35	12.50	18.4	12.7	6.8	0.7	(5.6)
36	12.50	18.6	12.8	6.9	0.9	(5.4)
37	12.50	18.4	12.6	6.7	0.7	(5.6)
38	13.00	22.7	16.9	10.9	4.7	(1.7)
39	13.00	22.1	16.3	10.3	4.2	(2.2)
40	13.00	23.3	17.4	11.4	5.2	(1.2)
41	13.00	22.5	16.6	10.6	4.5	(1.9)
42	13.00	23.2	17.4	11.4	5.2	(1.2)
43	13.00	22.5	16.6	10.6	4.5	(1.9)
44	13.50	26.2	20.2	14.2	7.9	1.4
45	13.50	26.5	20.6	14.5	8.2	1.7
46	13.50	27.1	21.1	15.0	8.7	2.2
47	13.50	28.2	22.2	16.1	9.8	3.2
48	13.50	28.0	22.0	15.8	9.5	3.0
49	13.50	27.4	21.4	15.3	9.0	2.5
50	22.25	15.3	9.6	3.8	(2.2)	(8.5)
51	22.00	18.3	12.5	6.6	0.5	(5.8)
52	21.75	21.3	15.4	9.4	3.3	(3.1)
53	21.50	24.3	18.4	12.3	6.1	(0.4)
54	22.00	19.4	13.7	7.7	1.6	(4.8)
55	12.00	14.7	9.1	3.3	(2.7)	(8.9)
56	12.50	18.6	12.8	6.9	0.9	(5.4)
57	13.00	22.6	16.8	10.8	4.6	(1.8)
58	13.50	26.7	20.7	14.6	8.3	1.8
59	12.50	20.4	14.6	8.7	2.5	(3.8)
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     You should read Certain Federal Income Tax Consequences — General, — Giant Certificates —Application of the Stripped Bond Rules and — Strips in the Offering Circular for a general discussion of the anticipated material federal income tax consequences of owning an interest in a Class of SCs.

EXHIBIT D
GLOSSARY
     Covered Documents: The Offering Circular Supplement.
     Offering Documents: The Offering Circular together with the related Offering Circular Supplement.
     Purchaser Information: The statement “to one or more funds and/or accounts managed by affiliates of Cerberus Capital Management, L.P.” set forth in the last sentence on the cover of the Offering Circular Supplement.

Purchase Agreement

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